Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Goodrich Corporation 2008 Global Employee Stock Purchase Plan of our reports dated February 18, 2008, with respect to the consolidated financial statements of Goodrich Corporation and to the effectiveness of internal control over financial reporting of Goodrich Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Charlotte, North Carolina
June 4, 2008

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